Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

Alliance to Present at the A.G. Edwards’ Yield Conference

Tulsa, Oklahoma, May 10, 2007 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that Brian L. Cantrell, Senior Vice President and Chief Financial Officer, will make a presentation at the A.G. Edwards’ Yield Conference in New York City at approximately 9:30 a.m. Eastern time on Tuesday, May 15, 2007.

The audio portion of Mr. Cantrell’s conference presentation will be available via webcast at http://www.wsw.com/webcast/agedwards18/arlp/ and for replay for 30 days following the conference. The related presentation materials will also be available May 15, 2007 on both ARLP’s website (http://www.arlp.com) and AHGP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

The statements and projections used throughout this release, and in the materials referenced herein, are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of steam coal to major United States utilities and industrial users. ARLP, the nation’s only publicly traded master limited partnership involved in the production and marketing of coal, is currently the fourth largest coal producer in the eastern United States. ARLP currently operates eight mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of Alliance Resource Partners at 918-295-7674 or via e-mail at investorrelations@arlp.com.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

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News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP at 918-295-1415 or via e-mail at investorrelations@ahgp.com.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release and the materials referenced herein are forward-looking statements that involve risks and uncertainties that could cause actual results of Alliance Resource Partners, L.P. (“ARLP”) and, in turn, Alliance Holdings GP, L.P. to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that ARLP earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with asset retirement obligations and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for asset retirement obligations as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions; the impact from provisions of The Energy Policy Act of 2005; replacement of coal reserves; a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in Alliance Resource Partners, L.P.’s public periodic filings with the Securities and Exchange Commission (“SEC”), including Alliance Resource Partners, L.P.’s and Alliance Holdings GP, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007 and March 15, 2007, respectively with the SEC. Except as required by applicable securities laws, Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. do not intend to update their forward-looking statements.

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